Silicon Valley Bank

EXHIBIT 10.53

Amendment to Loan Documents

Borrower:	APPLIED IMAGING CORP.
Address:	2380 Walsh Avenue
Santa Clara, CA 95051

Dated as of March 31, 2004

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

Silicon and Borrower hereby agree to amend the Loan and Security Agreement between them, dated September 28, 2001 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1.        Extension of Maturity Date.    Section 4 of the Schedule to Loan Agreement hereby is amended and restated in its entirety to read as follows:

4.  MATURITY DATE

(Section 6.1):            March 31, 2005.

2.        Modification of TNW Base Amount and TNW Capital Increase.    The portion of Section 5 of the Schedule to Loan Agreement that currently reads as follows:

The term “TNW Base Amount” means, as of any date of determination, the amount set forth below corresponding to the time period set forth below:

(A) during the period commencing on March 1, 2004 and ending on March 31, 2004, $1,000,000;

(B) from and after April 1, 2004, such amounts as are established by Silicon in its good faith business judgment based on the Additional Projections (defined below).

Silicon Valley Bank	Amendment to Loan Documents

The term “TNW Capital Increase” means, as of any date of determination, the greater of (a) $-0- and (b) 50% of all consideration (if any) received from and after March 1, 2004 for equity securities and subordinated debt of the Borrower. In no event shall the amount of the TNW Capital Increase be decreased.

Borrower and Silicon hereby acknowledge and agree that, on March 19, 2004, Borrower delivered to Silicon a set of financial projections with respect to the projected financial condition of Borrower for each month through the end of the month during which the Maturity Date (as set forth in Section 4 of this Schedule) is scheduled to occur, which projections Silicon will use in connection with Silicon’s establishing (in its good faith business judgment) financial covenant levels for April 2004 and each month thereafter with respect to Section 5 of this Schedule (the “Additional Projections”). Borrower hereby acknowledges and agrees that: (x) the information in the Additional Projections as required above is to be used by the Silicon in order to establish certain financial covenant levels, with respect to Section 5 of this Schedule, for later periods during the term of this Agreement; (y) such a process introduces uncertainty as to the amounts required for Borrower’s financial covenant compliance in the future; and (z) regardless of any such uncertainty, however, Borrower knowingly and without reservation agrees to the foregoing procedure and fully understands that Events of Default may arise from Borrower’s non-compliance with such later-established amounts.

, hereby is amended and restated in its entirety to read as follows:

The term “TNW Base Amount” means, as of any date of determination, the amount set forth below corresponding to the time period set forth below [amounts set forth below in pointed brackets (< $ > are negative)]:

Silicon Valley Bank	Amendment to Loan Documents

(A) during the period commencing on March 1, 2004 and ending on March 31, 2004, $1,000,000.00;

(B) during the period commencing on April 1, 2004 and ending on April 30, 2004, $1.00;

(C) during the period commencing on May 1, 2004 and ending on May 31, 2004, <$400,000.00>;

(D) during the period commencing on June 1, 2004 and ending on June 30, 2004, $100,000.00;

(E) during the period commencing on July 1, 2004 and ending on July 31, 2004, $1.00;

(F) during the period commencing on August 1, 2004 and ending on August 31, 2004, <$500,000.00>;

(G) during the period commencing on September 1, 2004 and ending on September 30, 2004, $500,000.00;

(H) during the period commencing on October 1, 2004 and ending on October 31, 2004, $1.00;

(I) during the period commencing on November 1, 2004 and ending on November 30, 2004, <$400,000.00>;

(J) during the period commencing on December 1, 2004 and ending on December 31, 2004, $500,000.00;

(K) during the period commencing on January 1, 2005 and ending on January 31, 2005, $200,000.00;

(L) during the period commencing on February 1, 2005 and ending on February 28, 2005, <$100,000.00>;

Silicon Valley Bank	Amendment to Loan Documents

(M) during the period commencing on March 1, 2005 and ending on March 31, 2005, $500,000.00.

The term “TNW Capital Increase” means, as of any date of determination, the greater of (a) $-0- and (b) 50% of all consideration (if any) received from and after March 1, 2004 for equity securities and subordinated debt of the Borrower. In no event shall the amount of the TNW Capital Increase be decreased.

3.        Fee.    In consideration for Silicon entering into this Amendment, Borrower shall pay Silicon a fee of $17,000 concurrently with the execution and delivery of this Amendment, which fee shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower’s loan account.

4.        Representations True.    Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

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Silicon Valley Bank	Amendment to Loan Documents

5.        General Provisions.    This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower: APPLIED IMAGING CORP.		Silicon: SILICON VALLEY BANK

By	/s/ Carl Hull	By	/s/ Chitra Suriyanarayanan
	President or Vice President	Title	Account Manager

By	/s/ Barry Hotchkies
Secretary or Ass’t Secretary